UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

October 1, 2006

Date of Report (Date of earliest event reported)

Accredited Home Lenders Holding Co.

(Exact name of registrant as specified in its charter)

Delaware	001-32275	04-3669482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15090 Avenue of Science San Diego, CA	92128
(Address of principal executive offices)	(Zip Code)

858-676-2100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.	Financial Statements and Exhibits.

(b) On October 5, 2006, Accredited Home Lenders Holding Co. (“Accredited”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (“Initial 8-K”) relating to, among other items, the completion of its acquisition of Aames Investment Corporation (“Aames”) pursuant to the Agreement and Plan of Merger dated as of May 24, 2006, by and among Accredited, Aames and AHL Acquisition, LLC. In the Initial 8-K, Accredited also stated that it would file any additional required financial information by amendment to the Initial 8-K. Accordingly, included in this filing are unaudited pro forma condensed combined financial statements for the six-month period ended June 30, 2006 and for the year ended December 31, 2005 that give effect to the acquisition as if it was completed on January 1, 2005.

(d) Exhibits.

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial statements for the six-month period ended June 30, 2006 and for the year ended December 31, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Accredited Home Lenders Holding Co.

Date: November 8, 2006	By:	/s/ James A. Konrath
	Name:	James A. Konrath
	Title:	Chairman of the Board and Chief Executive Officer